                                                                   EXHIBIT 4.4
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                          BAY VIEW CAPITAL CORPORATION

                                       TO

                            WILMINGTON TRUST COMPANY

                                    TRUSTEE

                          FIRST SUPPLEMENTAL INDENTURE

                         DATED AS OF DECEMBER 21, 1998


================================================================================

                               TABLE OF CONTENTS

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ARTICLE I  DEFINITIONS............................................................    2

Section 1.1.  Definition of Terms.................................................    2

ARTICLE II  GENERAL TERMS AND CONDITIONS OF THE DEBENTURES........................    5

Section 2.1.  Designation and Principal Amount....................................    5
Section 2.2.  Maturity............................................................    6
Section 2.3.  Form and Payment....................................................    6
Section 2.4.  Global Debenture....................................................    7
Section 2.5.  Interest............................................................    7
Section 2.6.  Enforcement Rights..................................................    8
Section 2.7.  Other Terms of Debentures...........................................    9
Section 2.8.  Limitation on Amendments............................................   10
Section 2.9.  Events of Default...................................................   10
Section 2.10. Acceleration of Maturity; Recission and Annulment...................   11

ARTICLE III  REDEMPTION OF THE DEBENTURES.........................................   11

Section 3.1.  Special Event Redemption............................................   11
Section 3.2.  Optional Redemption by Company......................................   11
Section 3.3.  Certain Limitations on Redemption...................................   12

ARTICLE IV  EXTENSION OF INTEREST PAYMENT PERIOD..................................   12

Section 4.1.  Extension of Interest Payment Period................................   12
Section 4.2.  Notice of Extension.................................................   13
Section 4.3.  Limitation of Transactions..........................................   13

ARTICLE V  EXPENSES...............................................................   14

Section 5.1.  Payment of Expenses.................................................   14
Section 5.2.  Payment Upon Resignation or Removal.................................   15

ARTICLE VI  COVENANT TO LIST ON EXCHANGE..........................................   15

Section 6.1.  Listing on an Exchange..............................................   15

ARTICLE VII  SUBORDINATION........................................................   16

Section 7.1.  Senior Indebtedness.................................................   16

ARTICLE VIII  FORM OF DEBENTURE...................................................   16


                               TABLE OF CONTENTS (cont'd)

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Section 8.1. Form of Debenture....................................................   16

ARTICLE IX  ORIGINAL ISSUE OF DEBENTURES..........................................   16

Section 9.1. Original Issue of Debentures.........................................   16

ARTICLE X  MISCELLANEOUS..........................................................   16

Section 10.1. Ratification of Indenture; First Supplemental Indenture Controls....   16
Section 10.2. Trustee Not Responsible for Recitals................................   17
Section 10.3. Governing Law.......................................................   17
Section 10.4. Separability........................................................   17
Section 10.5. Counterparts........................................................   17

     FIRST SUPPLEMENTAL INDENTURE, dated as of December 21, 1998 (the "First Supplemental Indenture"), between Bay View Capital Corporation, a Delaware corporation (the "Company"), and Wilmington Trust Company, as trustee (the "Trustee") under the Indenture dated as of December 21, 1998 between the Company and the Trustee (the "Base Indenture").

     WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the future issuance of the Company's junior subordinated unsecured debentures to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Base Indenture;

     WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 9.76% Junior Subordinated Deferrable Interest Debentures due December 31, 2028 (the "Debentures"), the form and terms thereof to be as provided in the Base Indenture and this First Supplemental Indenture;

     WHEREAS, Bay View Capital I, a Delaware statutory business trust (the "Trust"), has offered to the public $80,000,000 aggregate liquidation amount ($92,000,000 if the Underwriters' over-allotment option is exercised in full) of its 9.76% Cumulative Capital Securities (Liquidation Amount $25 per Capital Security) (the "Capital Securities"), representing undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of $2,474,227 aggregate liquidation amount ($2,845,361 if the Underwriters' over-allotment option is exercised in full) of its Common Securities, in $82,474,227 aggregate principal amount of the Debentures ($94,845,361 if the Underwriters' over-allotment option is exercised in full); and

     WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized by the Company in all respects.

     NOW THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the form and terms of the Debentures, the Company covenants and agrees with the Trustee as follows:

                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.1.   DEFINITION OF TERMS.

     For all purposes of the First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms which are defined in the Base Indenture (as defined below) and not defined in this First Supplemental Indenture have the same meanings when used in this First Supplemental Indenture;

          (b) the terms defined in this Article have the meaning assigned to them in this Article and include the plural as well as the singular;

          (c) all other terms used herein which are defined in the Trust Indenture Act, whether directly or by reference therein, have the meanings assigned to them therein;

          (d) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" or "GAAP" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

          (e) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture unless otherwise expressly stated;

          (f) the words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

          (g) the word "or" is used inclusively (for example, the phrase "A or B" means "A or B or both", not "either A or B but not both");

          (h) the table of contents and headings are for convenience of reference only and do not affect interpretation; and

          (i) the following terms, as used in this First Supplemental Indenture, have the meanings given to them in the Declaration:

               (i)   Business Day;

               (ii)  Capital Securities Guarantee;

               (iii) Capital Security Certificate;

               (iv)    Capital Treatment Event

               (v)     Clearing Agency;

               (vi)    Common Securities;

               (vii)   Common Securities Guarantee;

               (viii)  Delaware Trustee;

               (vix)   Depositary;

               (x)     Distribution:

               (xi)    DTC;

               (xii)   Investment Company Event;

               (xiii)  Property Trustee;

               (xiv)   Regular Trustee;

               (xv)    Special Event;

               (xvi)   Super-Majority;

               (xvii)  Tax Event; and

               (xviii) Underwriting Agreement.

     (j) the following terms, as used in this First Supplemental Indenture, have the meanings set forth below:

     "Additional Interest" shall have the meaning set forth in Section 2.5.(c).

     "Base Indenture" means the Base Indenture referred to in the first paragraph of this instrument, as the same may be amended or supplemented from time to time in accordance with its terms, but excluding this First Supplemental Indenture.

     "Capital Securities" has the meaning specified in the recitals to this First Supplemental Indenture.

     "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the Base Indenture, and thereafter "Company" shall mean such successor Person, and any other obligor upon the Debentures.

     "Compound Interest" shall have the meaning specified in Section 4.l.

     "Debentures" has the meaning specified in the recitals to this instrument.

     "Debt" means with respect to any person, including the Company, whether recourse is to all or a portion of the assets of such person and whether or not contingent: (i) every obligation of such person for money borrowed; (ii) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person; (iv) every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such person;
(vi) all indebtedness of such person whether incurred or on prior to the date of the Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

     "Declaration" means the Amended and Restated Declaration of Trust of Bay View Capital I, a Delaware statutory business trust, dated as of December 21, 1998, as the same may be amended or supplemented from time to time in accordance with its terms.

     "Deferred Interest" has the meaning specified in Section 4.1.

     "Dissolution Event" means that, as a result of the occurrence and continuation of a Special Event, the Trust is to be dissolved in accordance with the Declaration, and the Debentures held by the Property Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.

     "Event of Default" has the meaning set forth in Section 2.9.

     "Extension Period" has the meaning specified in Section 4.1.

     "Federal Reserve" means the Board of Governors of the Federal Reserve
System.

     "Final Maturity Date" has the meaning specified in Section 2.2.

     "Global Debenture" has the meaning specified in Section 2.4.

     "Indenture" means the Base Indenture, as amended and supplemented by this First Supplemental Indenture.

     "Redemption Price," with respect to any Debenture, is equal to 100% of the principal amount thereof to be redeemed plus accrued and unpaid interest thereon (including, to the extent permitted by law, Compound Interest) to but excluding the date of redemption of such Debenture.

     "Regular Record Date," with respect to the Debentures, has the meaning set forth in Section 2.5(a).

     "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Debentures or to other Debt which is pari passu with, or subordinated to, the Debentures; provided, however, that Senior Debt shall not be deemed to include: (i) any Debt of the Company which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company,
(ii) any Debt of the Company to any of its subsidiaries, and (iii) any Debt to any employee of the Company.

     "Subordinated Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, which is by its terms expressly provided to be junior and subordinate to other Debt of the Company (other than the Debentures), except that Subordinated Debt shall not include the Debentures. "Subordinated Debt" includes the Company's outstanding 9 1/8% Subordinated Notes due 2007.

     "Trust" means Bay View Capital I, a Delaware statutory business trust, until a successor shall have become such pursuant to the applicable provisions of the Declaration, and thereafter "Trust" shall mean such successor Trust.

     "Trust Securities" means the Common Securities and the Capital Securities.

                                   ARTICLE II

                      GENERAL TERMS AND CONDITIONS OF THE
                                   DEBENTURES

SECTION 2.1.   DESIGNATION AND PRINCIPAL AMOUNT.

     There is hereby authorized a series of Securities designated the "9.76% Junior Subordinated Deferrable Interest Debentures due December 31, 2028," limited (except as otherwise provided in paragraph (2) of Section 301 of the Base Indenture) in aggregate principal amount to $82,474,227, plus such additional principal amounts, not to exceed $94,845,361 in the aggregate, of Debentures which may be issued from time to time in connection with the exercise of the over-allotment option set forth in the Underwriting Agreement. The Debentures shall be issued from time to time upon delivery to the Trustee of a Company Order specifying the principal amount thereof to be so issued pursuant to Section 303 of the Indenture.

SECTION 2.2.   MATURITY.

     The Debentures will mature on December 31, 2028, provided, however, that the Company may shorten such maturity to a date not earlier than December 31, 2003 (such maturity date, as adjusted, the "Final Maturity Date"). Any shortening of the Final Maturity pursuant to this Section 2.2 shall not be deemed to be a violation of Section 902 of the Base Indenture. Any shortening of the Final Maturity Date shall be subject to the prior approval of the Federal Reserve if the Company is a bank holding company and approval is required under applicable regulations.

SECTION 2.3.   FORM AND PAYMENT.

     Except as provided in Section 2.4, the Debentures shall be issued in fully registered certificated form without coupons in denominations of $25 in principal amount and integral multiples thereof. The Office or Agency of the Company in Wilmington, Delaware where Debentures may be presented or surrendered for payment, surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Debentures and the Indenture may be served, shall initially be the Corporate Trust Office of the Trustee; provided, however, at the option of the Company, interest on Debentures may be paid by mailing a check to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States appropriately designated by the Person entitled thereto prior to the record date for the corresponding payment date. Notwithstanding the foregoing, so long as the Holder of any Debentures is the Property Trustee, the payment of the principal of and interest (including, to the extent permitted by law, Compound Interest and Additional Interest, if any) on, the Debentures held by the Property Trustee will be made at such place and to such account in the United States of America as may be designated by the Property Trustee.

     The certificates evidencing the Debentures shall be in substantially the form set forth in Exhibit A hereto, with such changes therein as may be approved by any officer of the Company executing (by manual or facsimile signature) such certificates, such approval to be conclusively evidenced by the execution thereof.

     The Debentures shall initially be issuable in definitive certificated form but, as described in Section 2.4 below, may be exchanged for Global Debentures. If Global Debentures are issued, the initial Depositary shall be DTC or such successor Clearing Agency as may be selected by any officer of the Company. Beneficial owners of interests in any Global Debenture may exchange such interests for Debentures in definitive certificated form only as specified in
Section 305 of the Base Indenture.

SECTION 2.4.   GLOBAL DEBENTURE.

               (i) If distributed to holders of Capital Securities in connection with a Dissolution Event, the Debentures will be issued in the form of one or more global Debentures registered in the name of the Depositary or its nominee.

               (ii) Upon the occurrence of a Dissolution Event, the Debentures in certificated form shall be presented to the Trustee by the Property Trustee in exchange for a global Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures (a "Global Debenture"), to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary (or its custodian) for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture. Payments on the Debentures issued as a Global Debenture will be made to the Depositary or its nominee.

               (iii) Except under the limited circumstances described in the next paragraph, Debentures represented by the Global Debenture will not be exchangeable for, and will not otherwise be issuable as, Debentures in definitive form.

               (iv) In the event that (i) DTC notifies the Company that it is unwilling or unable to continue as a Depositary for the Global Debentures or if at any time DTC ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended, and the Company does not appoint a successor Depositary within 90 days of such notification or of the Company becoming aware of DTC's ceasing to be so registered, as the case may be, (ii) the Company, in its sole discretion, executes and delivers to the Trustee a Company Order to the effect that such Global Debenture shall be so exchangeable or (iii) an Event of Default has occurred and is continuing with respect to the Debentures, the Company shall prepare and deliver certificates for the Debentures in exchange for beneficial interests in the Global Debenture. Any Global Debenture that is exchangeable pursuant to the preceding sentence shall be exchangeable for Debentures registered in such names as the Depositary shall direct.

          (b) A Global Debenture may be transferred, in whole but not in part, only to another nominee of the Depositary or to the Depositary by its nominee, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

SECTION 2.5.   INTEREST.

          (a) Each Debenture will bear interest on the unpaid principal amount thereof at the rate of 9.76% per annum (the "Coupon Rate") from December 21, 1998, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable quarterly (subject to deferral as set forth in Article IV hereof) in arrears on March 31, June 30, September 30 and December 31 (each, an "Interest Payment Date") of each year, commencing

March 31, 1999, until the principal thereof becomes due and payable, and will bear interest on any overdue principal thereof and, to the extent permitted by applicable law, on any overdue installment of interest thereon at the Coupon Rate compounded quarterly. The interest so payable on any Interest Payment Date shall be paid to the Person in whose name such Debenture or any Predecessor Security is registered, subject to certain exceptions, at the close of business on the Regular Record Date (as defined) next preceding such Interest Payment Date. The Regular Record Date means (x) in respect of (i) Debentures of which the Property Trustee is the Holder at any time the related Capital Securities are in book-entry only form or (ii) a Global Debenture, the close of business on the Business Day next preceding an Interest Payment Date or (y) if (i) the Debentures are held by the Property Trustee and the Capital Securities are no longer in book-entry only form or (ii) any Debentures are not represented by a Global Debenture, any date selected by the Company for such interest installment, which shall be a date at least one Business Day before an Interest Payment Date (provided that such Regular Record Dates conform to the rules of any securities exchange on which the Capital Securities or the Debentures, as the case may be, are listed).

          (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the actual number of days elapsed in such 30-day month. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

          (c) If at any time while the Property Trustee is the sole holder of any Debentures, the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes that are properly withheld) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Debentures held by the Property Trustee, to the extent permitted by applicable law, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will not be less than the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

SECTION 2.6.   ENFORCEMENT RIGHTS.

     Subject to the requirements set forth in Section 5(b) of Annex I to the Declaration as of the date hereof, the holders of Capital Securities shall have the voting rights set forth in Section 5(b) of such Annex I, and, subject to the requirements set forth in Section 6(c) of such Annex I, the holders of Common Securities shall have the voting rights set forth in Section 6(c) of such Annex I, which provisions are incorporated by reference in and made a part of this First

Supplemental Indenture as if set forth in full herein. If the Property Trustee fails to enforce its rights under the Debentures, a holder of Capital Securities, to the fullest extent permitted by law, may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Debentures without first instituting any legal proceeding against the Property Trustee or any other Person. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay principal of or interest on the Debentures on the date such principal or interest is otherwise payable (or in the case of redemption, on the Redemption Date), then the registered holder of the Capital Securities may (and the Company hereby acknowledges that a registered holder of Capital Securities may) directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder (a "Direct Action") on or after the respective due date specified in or pursuant to the Debentures or the Indenture. Notwithstanding any payments made to such holder of Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of and interest on such Debentures, and the Company shall be subrogated to the rights of such holder of Capital Securities under the Declaration to the extent of any payment made by the Company to such holder of Capital Securities in such Direct Action. Except as provided in this Section 2.6, the holders of Capital Securities will not be able to exercise any other remedy available to the holders of the Debentures.

SECTION 2.7.   OTHER TERMS OF DEBENTURES.

          (a) No Additional Amounts shall be payable on or with respect to the Debentures.

          (b) The City of Wilmington, Delaware, shall be a Place of Payment for the Debentures, and the Corporate Trust Office of the Trustee is hereby designated as the initial Office or Agency in the City of New York with respect to the Debentures, and the Trustee shall be the initial Security Registrar and Paying Agent with respect to the Debentures.

          (c) The Company shall not be obligated to redeem or purchase any of the Debentures pursuant to any sinking fund or analogous provision (other than pursuant to an optional redemption exercised by the Company) or at the option of any Holder thereof.

          (d) The Debentures shall not be subject to defeasance or covenant defeasance under Section 402(2) or Section 402(3), respectively, of the Base Indenture.

          (e) For purposes of Section 901(6) of the Base Indenture, but solely insofar as it relates to the Debentures, any supplemental indenture which only eliminates or limits any of the dividends, distributions redemptions, purchases, acquisitions or liquidation payments which the Company is permitted to make pursuant to subclauses (A) or (B) of clause (a) of section 4.3 of this First Supplemental Indenture shall be deemed not to adversely affect the interests of the Holders of the Securities of any series then Outstanding in any material respect, and any such supplemental indenture may be entered into without the consent of any Holders of any Securities.

          (f) The Debentures shall not be convertible into any other securities.

SECTION 2.8.   LIMITATION ON AMENDMENTS.

     In the event the consent of the Property Trustee, as the holder of the Debentures, is required under this Indenture with respect to any amendment, modification or termination of this Indenture, no such amendment, modification or termination shall be effective unless the Property Trustee shall have requested the direction of the holders of the Trust Securities with respect to and shall have voted with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under this Indenture would require the consent of a Super-Majority, the Property Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Debentures outstanding.

SECTION 2.9.   EVENTS OF DEFAULT.

     For the purposes of this First Supplemental Indenture, the definition of "Event of Default" set forth in the Base Indenture shall be deemed to be amended and restated in its entirety. "Event of Default" means:

          (a) default in the payment of any interest on any Debentures, including any Additional Interest and Compound Interest, if any, in respect thereof, when such interest or such Additional Interest and Compound Interest, as the case may be, become due and payable, and continuance of such default for a period of 30 days (provided that a valid extension of an interest payment period will not constitute a default in the payment of interest (including any Additional Interest and Compound Interest, if any)); or

          (b) default in the payment of any principal of any Debentures when due upon Maturity; or

          (c) A failure to observe or perform in any material respect any covenant or warranty contained in this Indenture (other than the covenants described in clause (a) or (b) above and other than a covenant or warranty contained in the Base Indenture for the benefit of a series of Securities other than the Debentures) which default shall not have been remedied for a period of 90 days after written notice to the Company by the Debt Trustee or the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding; or

          (d) the entry by a court of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or
(B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, conservator, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company, and the continuance of any such decree or order for relief unstayed and in effect for a period of 60 consecutive days; or

          (e) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, conservator, liquidator, assignee, trustee, sequestrator or similar official of the Company or any substantial part of the property of the Company, or the making by the Company of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action.

SECTION 2.10.  ACCELERATION OF MATURITY; RECISSION AND ANNULMENT.

     Solely for purposes of the Debentures and this First Supplemental Indenture, the first paragraph of Section 502 of the Base Indenture shall be deemed to have been amended and restated to read in full as follows: "If an Event of Default as described in Section 2.9(d) or (e) of the First Supplemental Indenture occurs and is continuing, then either the Trustee or the Holders of not less than 25% in principal amount of the Debentures may declare the principal of all the Debentures, and accrued and unpaid interest, if any, thereon to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal and such accrued and unpaid interest shall become immediately due and payable."

                                  ARTICLE III

                          REDEMPTION OF THE DEBENTURES

SECTION 3.1.   SPECIAL EVENT REDEMPTION.

          The Company has the right to redeem the Debentures at the Redemption Price at any time in whole, but not in part, within 90 days following the occurrence of a Special Event.

SECTION 3.2.   OPTIONAL REDEMPTION BY COMPANY.

          (a) Except as provided in Section 3.1, the Debentures shall not be subject to redemption at the option of the Company prior to December 31, 2003.

          (b) Subject to the provisions of Article Eleven of the Base Indenture, the Company shall have the right to redeem the Debentures, in whole or in part, from time to time, on or after December 31, 2003, upon not less than 30 nor more than 60 days notice to the Holders of the Debentures, at the Redemption Price.

     Without limitation to the second proviso to the first paragraph of Section 1106 of the Base Indenture, if Debentures are redeemed on any March 31, June 30, September 30 or December 31, accrued and unpaid interest which is due and payable on such Interest Payment Date shall be payable to the Holders of record at the close of business on the relevant Regular Record Date.

     So long as the Trust Securities are outstanding, the proceeds from the redemption of the Debentures will be used to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Debentures so redeemed.

SECTION 3.3.   CERTAIN LIMITATIONS ON REDEMPTION.

     (a) The Company may not redeem any Debentures unless all accrued and unpaid interest thereon (including, to the extent permitted by law, Compound Interest) has been or is contemporaneously paid (or duly provided for) for all quarterly interest payment periods terminating on or prior to the date of notice of redemption.

     (b) If a partial redemption of the Debentures would result in the delisting of the Capital Securities from any national securities exchange or national quotation system on which the Capital Securities are then listed, the Company may only redeem the Debentures in whole.

     (c) Any redemption of the Debentures by the Company prior to the Final Maturity Date is subject to the prior approval of the Federal Reserve if the Company is then a bank holding company and approval is required under applicable regulations.

                                   ARTICLE IV

                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1.   EXTENSION OF INTEREST PAYMENT PERIOD.

     So long as no Event of Default with respect to the Debentures under Section
2.9 of this First Supplemental Indenture shall have occurred and be continuing, the Company shall have the right at any time and from time to time, during the term of the Debentures, to defer payments of interest for successive periods not exceeding 20 consecutive quarters for any such period (each, an "Extension Period"), during which Extension Period no interest shall be due and payable; provided that no Extension Period may extend beyond the maturity of the Debentures or end on other than an Interest Payment Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extension Period ("Compound Interest"). At the end of the Extension Period, the Company shall pay all accrued and unpaid interest on the Debentures, including, to the extent permitted by law, any Additional Interest and Compound Interest (together, "Deferred Interest"), to the Holders of record of the Debentures as they appear on the books and records of the Company at the close of business on the Regular Record Date for the Interest Payment Date upon which such Extension Period terminates; provided that any Additional Interest shall be payable to the Trust rather than to such Holders. Before the termination of any Extension Period of less than 20 consecutive quarters, the Company may further extend such period, provided that such period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters, or extend beyond the maturity of the Debentures and end other than on an Interest Payment Date. Upon the termination of any Extension Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extension Period.

SECTION 4.2.   NOTICE OF EXTENSION.

          (a) If the Property Trustee is the sole Holder of the Debentures at the time the Company selects an Extension Period, the Company shall give the Regular Trustees and the Property Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the next succeeding date Distributions on the Trust Securities are payable, or (ii) the date the Regular Trustees are required to give notice to the Nasdaq National Market (or other applicable securities exchange) or to the holders of the Trust Securities of the record date or the date such Distribution is payable.

          (b) If the Property Trustee is not the only Holder of the Debentures at the time the Company selects an Extension Period, the Company shall give the Holders of the Debentures and the Trustee written notice of its selection of such Extension Period at least ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date upon which the Company is required to give notice to the Nasdaq National Market or other applicable securities exchange or to Holders of the Debentures of the record or payment date of such related interest payment.

          (c) The quarter in which any notice is given pursuant to paragraphs
(a) or (b) of this Section 4.2 shall be counted as one of the 20 quarters permitted in the maximum Extension Period permitted under Section 4.1.

SECTION 4.3.   LIMITATION OF TRANSACTIONS.

     If the Company shall exercise its right to defer payment of interest as provided in Section 4.1, then during the Extension Period (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (A)(i) purchases or acquisitions of shares of the Company's capital stock (or capital stock equivalents) in connection with the satisfaction by the Company of its obligations under any officers, directors or employee benefit plans (or any options or other instruments issued thereunder),
(ii) as a result of a reclassification, combination or subdivision of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) dividends or distributions of shares of common stock of the Company, (iv) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or any security being converted or exchanged, or (v) any dividend or distribution of capital stock (or capital stock equivalents) in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, or (B) guarantee payments made with respect to any of the foregoing), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Debentures and (c) the Company shall not make any guarantee payments with respect to the debt securities of any Company subsidiary that rank pari passu with or junior to the Debentures (other than pursuant to the Common Securities Guarantee or the Capital Securities Guarantee).

                                   ARTICLE V

                                    EXPENSES

SECTION 5.1.   PAYMENT OF EXPENSES.

     In connection with the offering, sale and issuance of the Debentures to the Property Trustee and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Debentures, shall:

          (a) pay all fees, costs and expenses relating to the offering, sale and issuance of the Debentures and the Trust Securities, including compensation to the underwriters payable pursuant to the Underwriting Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 606 of the Base Indenture;

          (b) be responsible for and pay all (and the Trust shall not be required to pay any) costs, fees, expenses, debts and obligations of the Trust (other than with respect to the Trust Securities) including, but not limited to, costs, fees and expenses relating to the organization, maintenance and dissolution of the Trust, the fees and expenses of the Property Trustee and the

Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection wish the acquisition, financing, and disposition of Trust assets;

          (c) pay all (and the Trust shall not be obligated to pay any) costs, fees and expenses related to the enforcement by the Property Trustee of the rights of the holders of the Capital Securities;

          (d) be primarily liable for any indemnification obligations arising with respect to the Declaration; and

          (e) pay any and all income taxes, duties and other governmental charges and taxes (other than United States withholding taxes that are properly withheld attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such income taxes, duties and other governmental charges and taxes of the Trust.

SECTION 5.2.   PAYMENT UPON RESIGNATION OR REMOVAL.

     Upon termination of this First Supplemental Indenture or the Base Indenture or the removal or resignation of the Trustee pursuant to Section 608 of the Base Indenture, the Company shall pay to the Trustee all amounts owed to such Trustee pursuant to Section 606 of the Base Indenture accrued to the date of such termination, removal or resignation. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to Section 5.7 of the Declaration, the Company shall pay to the Delaware Trustee or the Property Trustee, as the case may be, all amounts owed to the Delaware Trustee or the Property Trustee, as the case may be, for their services as such pursuant to the Declaration accrued to the date of such termination, removal or resignation.

                                   ARTICLE VI

                          COVENANT TO LIST ON EXCHANGE

SECTION 6.1.   LISTING ON AN EXCHANGE.

     If the Debentures are to be distributed to the holders of the Capital Securities issued by the Trust upon a Dissolution Event, the Company will use its reasonable best efforts to list such Debentures on the Nasdaq National Market or on such other national securities exchange or similar organization as the Capital Securities are then listed.

                                  ARTICLE VII

                                 SUBORDINATION

SECTION 7.1.   SENIOR INDEBTEDNESS.

          Solely for purposes of the Debentures and this First Supplemental Indenture, the definition of the term Senior Indebtedness in Section 101 of the Base Indenture shall be deemed to have been amended and restated to read in full as follows: "Senior Indebtedness means Senior Debt and Subordinated Debt," and the term "Senior Indebtedness" as used in the Base Indenture with respect to the Debentures shall have the meaning set forth herein.

                                  ARTICLE VIII

                               FORM OF DEBENTURE

SECTION 8.1.   FORM OF DEBENTURE.

     The Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the form attached hereto as Exhibit
A. In addition, the Debentures shall have the further terms as are set forth in the form of Debenture attached hereto as Exhibit A:

                                   ARTICLE IX

                          ORIGINAL ISSUE OF DEBENTURES

SECTION 9.1.   ORIGINAL ISSUE OF DEBENTURES.

     Debentures may upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery said Debentures to or upon the written order of the Company, as provided in the Indenture.

                                   ARTICLE X

                                 MISCELLANEOUS

SECTION 10.1.  RATIFICATION OF INDENTURE; FIRST SUPPLEMENTAL INDENTURE CONTROLS.

     The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the

Indenture in the manner and to the extent herein and therein provided. The provisions of this First Supplemental Indenture shall, insofar as pertains to the Debentures, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

SECTION 10.2.  TRUSTEE NOT RESPONSIBLE FOR RECITALS.

     The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

SECTION 10.3.  GOVERNING LAW.

     This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made or instruments entered into and, in each case, performed in said State.

SECTION 10.4.  SEPARABILITY.

     In case any one or more of the provisions contained in this First Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Debentures, but this First Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 10.5.  COUNTERPARTS.

     This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

                              BAY VIEW CAPITAL CORPORATION

                              By: /s/ Edward H. Sandker
                                  --------------------------------------------
                              Name:  Edward H. Sandker
                              Title: President and Chief Executive Officer

                              WILMINGTON TRUST COMPANY

                              By: /s/ Donald G. Mackelcan
                                  --------------------------------------------
                              Name:  Donald G. Mackelcan
                              Title: Assistant Vice President

                               FORM OF DEBENTURE
                         [(FORM OF FACE OF DEBENTURE)]

     [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT THE FOLLOWING - -

     This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Debentures registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee) may be registered except in limited circumstances.

     Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY ANY PERSON IS WRONGFUL since the registered owner hereof, Cede Co., has an interest herein.]

    No.___                                                       $_________

CUSIP No. _____

                          Bay View Capital Corporation

  __% Junior Subordinated Deferrable Interest Debenture due December 31, 2028

     Bay View Capital Corporation, a Delaware corporation (the "Company," which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to _____________________, or
registered assigns, the principal sum of ______________   _____ ($_______) on
December 31, 2028, unless shortened in accordance with Section 2.2 of the First Supplemental Indenture (as defined) (the "Stated Maturity"), and to pay interest on said principal sum from December 21, 1998, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein and in the Indenture referred to herein) in arrears on March 31, June 30, September 30 and December 31 (each, an "Interest Payment Date") of each year commencing March 31, 1999, at the rate of 9.76% per annum until the principal hereof shall have become due and payable, and to pay interest on any overdue principal hereof and, to the extent permitted by applicable law, on any overdue installment of interest hereon at the same rate per annum compounded quarterly. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full calendar month will be computed on the basis of the actual number of days elapsed in such 30-day month. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the Business Day next preceding such Interest Payment Date unless otherwise provided in or pursuant to the Indenture. Any such interest installment which is payable but is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the registered Holders of the Debentures not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of and the interest on this Debenture shall be payable at the Office or Agency of the Company maintained for that purpose in the coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto at such address as shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States of America. Notwithstanding the foregoing, so long as the Holder of this Debenture is the Property Trustee, the payment of the principal of and interest on this Debenture will be made at such place and to such account in the United States of America as may be designated by the Property Trustee.

     The indebtedness evidenced by this Debenture is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     This Debenture shall not be entitled to any benefit under the Indenture or be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

     The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed under its corporate seal.

                              BAY VIEW CAPITAL CORPORATION

                              By:
                                 -----------------------------------------
                              Name:
                              Title:

[SEAL]

Attest:

_____________________________________
Name:
Title:

                    [FORM OF CERTIFICATE OF AUTHENTICATION]

                         CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

     Dated:______________       WILMINGTON TRUST COMPANY, as Trustee

                                By:
                                   -------------------------------------------
                                   Authorized Signatory

                         [FORM OF REVERSE OF DEBENTURE]

 9.76% Junior Subordinated Deferrable Interest Debentures due December 31, 2028

     This Debenture is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Debentures" or the "Debentures"), issued or to be issued in one or more series under and pursuant to an indenture dated as of December 21, 1998, between the Company and Wilmington Trust Company, a national banking association, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture with respect to the Debentures), as amended and supplemented by the First Supplemental Indenture dated as of December 21, 1998, between the Company and the Trustee (the indenture as so amended and supplemented and as the same may be further amended or supplemented from time to time in accordance with its terms, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures. By the terms of the Indenture, the Securities are issuable thereunder in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debentures is limited in aggregate principal amount as specified in said First Supplemental Indenture.

     The Company has the right to redeem the Debentures (i) in whole or in part, from time to time, on or after December 31, 2003 or (ii) at any time in whole, but not in part, within 90 days following the occurrence of a Special Event, in each case at a Redemption Price equal to 100% of the principal amount thereof to be redeemed plus accrued and unpaid interest thereon (including, to the extent permitted by law, Compound Interest) to but excluding the date of such redemption, on the terms, and subject to the conditions, set forth in the Indenture. Notwithstanding the foregoing, installments of interest whose Stated Maturity is on or prior to a Redemption Date shall be payable to the Holders of such Debentures (or one or more Predecessor Securities) registered as such at the close of business on the Regular Record Date therefor according to their terms and the other provisions to the Indenture.

     In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     In case an Event of Default with respect to the Debentures shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of such series, subject to certain limitations set forth in the

Indenture. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series, on behalf of all of the Holders of the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults thereunder. Any such waiver (or consent) by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

     Upon the terms and subject to the conditions set forth in the Indenture, the Company shall have the right at any time during the term of the Debentures and from time to time to defer payments of interest by extending the interest payment period of such Debentures for one or more periods (each, an "Extension Period"), so long as no Extension Period shall exceed 20 consecutive quarters, extend beyond the maturity date of the Debentures or end on other than an Interest Payment Date, during which Extension Period no interest shall be due and payable on the Debentures and at the end of which period the Company shall pay all interest then accrued and unpaid thereon, together with, to the extent permitted by law, Additional Interest, if any, and Compound Interest thereon. Before the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters or extend beyond the maturity of the Debentures or end other than on an Interest Payment Date. If interest payments are deferred as aforesaid, the deferred accrued interest and, to the extent permitted by applicable law, Additional Interest, if any, and Compound Interest thereon shall be payable to Holders of the Debentures as they appear on the books and records of the Company at the close of business on the Regular Record Date for the Interest Payment Date upon which such Extension Period terminates. At the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and, to the extent permitted by law, Additional Interest, if any, and Compound Interest thereon then due, the Company may commence a new Extension Period.

     As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the Holder hereof on the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the Office or Agency maintained for such purpose in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses (including fees and expenses of the Trustee) that may be imposed in relation thereto.

     Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee and any Paying Agent and Security Registrar may deem and treat the Holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Security Registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     The Debentures of this series are issuable only in registered form without Coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures of this series are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

     This Debenture is unsecured by any collateral, including the assets of the Company, or any of its subsidiaries or affiliates.

     All terms used in this Debenture that are defined in the Indenture and not defined herein shall have the meanings assigned to them in the Indenture.

     THE DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE OR INSTRUMENTS ENTERED INTO AND, IN EACH CASE, PERFORMED IN SAID STATE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned assigns and transfers this Debenture to:

-----------------------------------

-----------------------------------

-----------------------------------

(Insert assignee's social security or tax identification number)

-----------------------------------

-----------------------------------

-----------------------------------

(Insert address and zip code of assignee)

-----------------------------------

-----------------------------------

-----------------------------------

     and irrevocably appoints __________________________________________________
_____________________________________________________ agent  to  transfer  this
Debenture on the books of the Trust. The agent may substitute another to act for him or her.

     Date: _____________________ Signature: __________________ (Sign exactly as your name appears on the face of this Debenture)

  Signature Guarantee*:

     *Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Trustee which requirements include membership of participation in the Securities Transfer Agents Medallion. Program ("STAMP") or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.